EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Pathogenics, Inc. (A Development Stage Company) Hingham, Massachusetts

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 our report dated June 15, 2006 incorporated herein, relating to the consolidated financial statements as of December 31, 2005 and for the years ended December 31, 2005 and 2004 and the period from December 16, 1997 (inception) through December 31, 2005.

/s/ Malone & Bailey, PC
Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas
October 10, 2006